UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: April 21, 2009
(Date of earliest event reported)

Rosetta Resources Inc.
(Exact name of registrant as specified in its charter)

DE	000-51801	43-2083519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

717 Texas, Suite 2800 Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

713-335-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 below is hereby incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation.

On April 21, 2009 the Company increased its borrowing under the Second Lien Term Loan Agreement (“Agreement”) attached as Exhibit 10.19 to the Company’s Current Report on Form 8-K dated April 9, 2009 (filed on April 14, 2009) from $75,000,000 to $100,000,000. This was comprised of a fixed rate loan bearing interest at 13.75% in the amount of $20,000,000 from Prudential Insurance Company of America, as an additional lender under the Agreement, and an increase of $5,000,000 in the floating rate loan from Wells Fargo Energy Capital, Inc, bringing its commitment to $25,000,000 from $20,000,000. The foregoing description of the increased obligation under the Agreement does not purport to be complete and is qualified in its entirety by reference to the description contained in Item 1.01 of the Company’s Current Report on Form 8-K dated April 9, 2009 (filed April 14, 2009) and the Agreement which is filed as Exhibit 10.19 to the Company’s Current Report on Form 8-K dated April 9, 2009 (filed April 14, 2009) and each incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
None
(b) Pro forma financial information:
None
(c) Company transactions:
None
(d) Exhibits
None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2009	ROSETTA RESOURCES INC.

	By:	/s/ Michael J. Rosinski

Michael J. Rosinski
Executive Vice President & Chief Financial Officer